NEWS RELEASE
PHIL LYNCH	JAY KOVAL
VICE PRESIDENT	VICE PRESIDENT
DIRECTOR CORPORATE COMMUNICATIONS	DIRECTOR INVESTOR
AND PUBLIC RELATIONS	RELATIONS
502-774-7928	502-774-6903

FOR IMMEDIATE RELEASE

BROWN-FORMAN STOCKHOLDERS APPROVE INCREASE IN CLASS A SHARES TO IMPLEMENT STOCK SPLIT

Record Date Announced; Directors Elected; Cash Dividend Declared

LOUISVILLE, KY, JULY 28, 2016 - Brown-Forman Corporation’s shareholders met today at the regularly scheduled annual meeting of stockholders and voted to amend the company’s Restated Certificate of Incorporation to increase the number of authorized shares of the company’s Class A common stock from 85 million to 170 million. This action was necessary to implement the previously announced two-for-one stock split of its Class A and Class B common stock that was approved by the company’s Board of Directors on May 26, 2016.

The record date for the stock split is August 8, 2016. Each shareholder of record as of the close of business on August 8, 2016 will receive one additional share of Class A common stock for each share of Class A common stock they hold. Likewise, each shareholder of record as of the close of business on August 8, 2016 will receive one additional share of Class B common stock for each share of Class B common stock they hold. The new shares will be distributed as a stock dividend on August 18, 2016. Brown-Forman’s common stock began trading in 1933 following the repeal of Prohibition, and this stock split will be the 13th since the original listing.

At the annual meeting, stockholders also elected the slate of directors recommended by the Board of Directors as submitted in the company’s 2016 Proxy Statement.

Geo. Garvin Brown IV, chairman of the Board of Directors, presided over the annual meeting.  He thanked the company's shareholders for their continued support and congratulated Brown-Forman Chief Executive Officer Paul Varga, his leadership team, and all other Brown-Forman employees for their contributions to another year of outstanding results in fiscal 2016.
(more)

In remarks at the annual meeting, Paul Varga told stockholders that the company experienced another year of record results in fiscal 2016, culminating a 20-year performance that easily surpassed its industry competitive set. He also highlighted the important strategic changes in the company’s portfolio over the last several years, noted Woodford Reserve’s impressive growth since its introduction in 1996, and underscored the remarkable success of Jack Daniel’s in the 60 years since Brown-Forman acquired the brand. “This year we are celebrating the 150th anniversary of the Jack Daniel Distillery around the world, introducing more consumers to this important brand,” said Varga.

“With Jack Daniel’s, Woodford Reserve, and Old Forester, Brown-Forman has a stable of authentic brands perfectly positioned to capitalize on the continuing consumer thirst for American whiskey,” added Varga. “And this year we made significant long-term investments in both our portfolio and facilities to enable enduring growth.”

In a subsequent meeting, the Board of Directors approved a regular quarterly cash dividend of 17 cents per share on the split-adjusted Class A and Class B common stock. Stockholders of record on September 1, 2016, will receive the cash dividend on October 3, 2016. With this dividend, Brown-Forman will have paid regular quarterly cash dividends for 71 consecutive years and will have increased the regular cash dividend for 32 consecutive years.

For more than 145 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Jack Daniel’s & Cola, Jack Daniel’s Tennessee Honey, Gentleman Jack, Jack Daniel’s Single Barrel, Finlandia, Korbel, el Jimador, Woodford Reserve, Canadian Mist, Herradura, New Mix, Sonoma-Cutrer, Early Times, and Chambord.  Brown-Forman’s brands are supported by nearly 4,600 employees and sold in approximately 160 countries worldwide. For more information about the company, please visit http://www.brown-forman.com/.

(more)

This press release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:

•
Unfavorable global or regional economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•
Risks associated with being a U.S.-based company with global operations, including commercial, political and financial risks; local labor policies and conditions; protectionist trade policies or economic or trade sanctions; compliance with local trade practices and other regulations, including anti-corruption laws; terrorism; and health pandemics

•	Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar

•	Changes in laws, regulations, or policies - especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

•
Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (for example, LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

•	Dependence upon the continued growth of the Jack Daniel’s family of brands

•
Changes in consumer preferences, consumption or purchase patterns - particularly away from larger producers in favor of smaller distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; bar, restaurant, travel or other on-premise declines; shifts in demographic trends; unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Decline in the social acceptability of beverage alcohol products in significant markets

•	Production facility, aging warehouse or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality or unavailability of energy, water, raw materials, product ingredients, labor or finished goods

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs

•	Inventory fluctuations in our products by distributors, wholesalers, or retailers

•
Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Risks associated with acquisitions, dispositions, business partnerships or investments - such as acquisition integration, or termination difficulties or costs, or impairment in recorded value

•	Inadequate protection of our intellectual property rights

•	Product recalls or other product liability claims; product counterfeiting, tampering, contamination, or product quality issues

•	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)

•	Failure or breach of key information technology systems

•	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects

•	Failure to attract or retain key executive or employee talent

•	Our status as a family “controlled company” under New York Stock Exchange rules

For further information on these and other risks, please refer to the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

# # #